Exhibit 99.1 Transcript of Redhook Ale Brewery conference call, dated February 4, 2004


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StreetEvents Transcript
F I N A L   V E R S I O N

HOOK - Redhook Ale Brewery, Incorporated
Q4 2003 Redhook Ale Brewery, Incorporated Earnings Conference Call Feb. 04. 2004 / 11:30AM ET

================================================================================
Corporate Participants
================================================================================
   *  Paul Shipman
      Redhook Ale Brewery, Inc. - President and CEO
   *  David Mickelson
      Redhook Ale Brewery, Inc. - CFO and COO

================================================================================
Conference Call Participants
================================================================================
   *  Chris Reynolds
      Neuberger Berman - Analyst
   *  Ted Brown
      - Private Investor
   *  Fred Malloy
      - Private Investor
   *  Jim Call
      Lombard Securities - Analyst

================================================================================
Presentation
--------------------------------------------------------------------------------
Operator   [1]
--------------------------------------------------------------------------------
 Good day, ladies and gentlemen, and welcome to the fourth quarter 2003 Redhook Ale Brewery, Inc. earnings conference call. My name is Brian and I will be your coordinator for today.

 At this time all participants are in a listen-only mode and we will be facilitating a question and answer session towards the end of this conference. If at any time during the call you do require assistance, please press star followed by zero and a coordinator will be happy to assist you.

 As a reminder, this conference is being recorded for replay purposes. I would like to now turn the presentation over to your host for today's call, Mr. Paul Shipman, Chief Executive Officer. Please proceed, sir.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [2]
--------------------------------------------------------------------------------
 Good morning. I trust you've had the opportunity to review our press release from yesterday afternoon. As usual, David Mickelson and I will make some comments before we open up the call to questions.

 Before we begin, I want to remind everyone that certain of the statements we will be making today will be forward-looking and involve known and unknown risks, uncertainties and other financial factors that may cause actual results or performance to differ from those expressed or implied.

 These risks and factors are detailed in our annual report on Form 10-K. In addition to our financial results for the quarter end, the major announcement is our plan to form a new sales and marketing company with our fellow - Widmer Brothers Brewing Company in Portland, Oregon.

 The craft category is becoming mature. The retail and wholesale channels continue to consolidate. Serving our customers is getting to be a real challenge. Our mission is to understand what specialty consumers want, then produce it and make it easy for them to buy the product all at a profit.

 We need to strive for effectiveness in this mission. This development is an important step in that process. The new company to be name Craft Brands Alliance, will take over the selling and marketing of our two companies complimentary brand portfolios and capitalize on the synergies of one unified sales force selling into the Anheuser-Busch distributor network and retail accounts both on and off premise.

 For Redhook, this new entity will serve as our wholesaler in the western states only. Our eastern operations out of Portsmouth, New Hampshire will continue to produce, sell and market Redhook products without change as well as Widmer's Hefeweizen under our licensing agreement with Widmer in the East.

 While we envision this entity being capable of delivering a more efficient operating model once established, thus leading to financial improvement, we also see potential benefits that would accrue from delivering a great combined portfolio of quality products to wholesalers and retailers.

 Our desire is to provide wholesalers with a complimentary portfolio of craft beers to reach the craft consumer. As a result, we have always competed with other craft brewers for wholesalers attention to our products and segment.

 We believe that the combined portfolio may gain increased attention. Widmer has a similar distribution alliance with A-B and their wholesalers. So, by combining forces, a single call representing both strong portfolios will be more productive and more efficient for both Redhook and Widmer as well as the wholesaler.

 The same logic can be applied at the retail level. As a sales call can be made that represents a portfolio of craft beers. It could satisfy the broad range of taste profiles seen in the craft beer segment in a single visit.

 We this model being effective at the retail level when calling on the on premise market - bars, restaurants, taverns - as well as the off premise markets
- super markets, convenients - driven by the increasing consolidation of chain accounts.

 It's too early to discuss details on the agreement which is still subject to approval by both companies board of directors and various regulatory agencies. However, we are working diligently to obtain these approvals in the coming months.

 We aspire to success for this new organization formed between two high quality craft beer companies. Both brewers will remain independent brewers that concentrate on brewing excellent products for the craft consumer.

 Craft Brands Alliance will focus on its strength in sales and marketing while maintaining brand integrity for both Redhook and Widmer.

 David?

--------------------------------------------------------------------------------
 David Mickelson,  Redhook Ale Brewery, Inc. - CFO and COO   [3]
--------------------------------------------------------------------------------
 Thanks, Paul. As announced, we delivered a modest 0.6% increase in volume to 54,600 barrels sold during the fourth quarter compared to last year. Year end volume finished at 228,800 barrels, a 1.3% increase over 2002's total of 225,900 barrels.

 Sales increased 2.2% to 10,099,000.00 and 3.2% for the year and reporting sales of 42,213,000.00.

 Sales of draft beer were up 2.9% over last year's fourth quarter while volume increased 0.4%. The average price per barrel increased 2.4% due to higher pricing in select markets and higher 1/6th barrel volume sold at a higher price per barrel than our other draft products.

 For the year, sales of draft beer were up 1.9% in 2003 over 2002 year end results while volume decreased 0.5%. The average price per barrel also increased 2.5% for the same reasons we saw in the fourth quarter.

 Sales of packaged beer increased 1.7% in the fourth quarter compared to the 2002 fourth quarter with volume increasing 0.5%. In the quarter, the average price per barrel increased 1.1% due to higher net prices in select markets and the mix of package sales between full cases and 12-packs.

 For the year, sales of packaged beer increased 3.7% and volume increased 2.3%. The average price per barrel increased 1.3%. During the fourth quarter, the mix between draft and packaged was 33% draft and 67% packaged - the same as the fourth quarter of 2002.

 For the year, draft accounted for 35.8% of volumes sold with package accounting for 64.2%. Many of our markets reported sales increases in 2003, but parts of the West remain challenging. We believe that our experience is not unique; however, we will strive to address these challenges with the Craft Brands Alliance.

 For the fourth, our gross profit declined $308,000.00 and the gross margin declined to 20% from 23.9% in last year's fourth quarter. For all of 2003, the gross profit increased nearly $163,000.00, but declined as a percentage of net sales to 25.9% from 26.3% in 2002.

 We felt the impact of higher raw material costs experienced throughout 2003 compared to 2002, especially in malted barley. 2004 barley pricing has declined, not quite to the 2002 levels, but still in our favor. We also experienced price increases in utility and freight charges. Costs which we don't anticipate declining in 2004.

 In the West, we envision improvements in freight when the expense is transferred to Craft Brands Alliance. A shipment should become more efficient in delivering larger loads to each wholesaler. While anticipated, this isn't guaranteed.

 Lower production volume in the fourth quarter also led to gross margin pressure. Generally, when our breweries are operating at higher production levels, the cost of goods sold is favorably effected because fixed and semi-variable operating costs such as depreciation and production salaries are spread over a larger sales base.

 Redhook's operating loss was $825,000.00 in the fourth quarter and $1,676,000.00 for the year compared to operating income of 33,000.00 in the 2002 fourth quarter and a 2002 year end operating loss of $1,059,000.00.

 The increase in the fourth quarter and full year operating loss is attributable to higher selling general administrative expenses. Specifically, the entire increase in SG&A expenses came from increased spending in sales and marketing through the addition of sales people and direct selling expenses.

 The synergies in creating the new selling and marketing organization are expected to improve this effort and performance. The quarter's net loss of 14 cents per share and total year loss of 30 cents per share reflect the cost increases in costs of goods sold and the increased spending in sales and marketing.

 The higher sales and marketing spending were a reaction to needs we perceived in the market to promote the Redhook brand, which included an increase in sales headcount and investment and materials related to sales, some of which will be in 2004.

 We continue to need more volume growth to offset the high semi-variable and fixed expenses within our cost of goods sold. Increased scrutiny in sales and marketing expenses has become a primary objective in 2004.

 The company's year end cash balance was 6.1 million compared to 7 million at the end of 2002. Net cash provided by operating activities was impacted by an increase in raw materials, finished goods and promotional inventory - largely a result of timing.

 2003 net cash used in investing activities was impacted by an additional $287,000.00 of capital expenditures over 2002, primarily due to the expansion of our Portsmouth, New Hampshire's fermentation capacity.

 2003 cash used in financing activities declined $1,042,000.00 to 678,000.00 from the previous, due in part to lower stock repurchases after the completion of the program during the second quarter.

 Paul?

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [4]
--------------------------------------------------------------------------------
 2004 will be an important year in the evolution of Redhook Brewery. We're taking the necessary steps to improve the operating model of our business and deliver improving results for our shareholders.

 Now, Brian, let's open up the call for questions.



================================================================================
Questions and Answers
--------------------------------------------------------------------------------
Operator   [1]
--------------------------------------------------------------------------------
 Certainly, sir. At this time, ladies and gentlemen, if you would like to ask a question or have a comment, please key star and then one from your touch-tone phone. Again, for questions or comments, please key star, then one from your touch-tone phone.

 And your first question comes from Chris Reynolds (ph) of Neuberger Berman. Please proceed.

--------------------------------------------------------------------------------
 Chris Reynolds,  Neuberger Berman - Analyst   [2]
--------------------------------------------------------------------------------
 Hi. I have two questions. The first one is, your level of capital spending that you would anticipate in 2004. And if you could breakout any incremental spending that would occur because of this new alliance?

 And the second question is a general question on price increases and what you're seeing in the craft brew category as well as just a reasonable expectation for net pricing in 2004.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [3]
--------------------------------------------------------------------------------
 OK. I'll kick off. Basically, the cap ex for - I'll talk about the pricing. I think that we had shown that we are able to increase prices. There's - so far there doesn't appear to be a big headwind in that department.

 The big breweries are increasing prices. The imports are increasing prices. I think that the weakness of the dollar is to our benefit in that regard. And I don't have a target for price increases in 2004, although we took some already in January. David, cap ex?

--------------------------------------------------------------------------------
 David Mickelson,  Redhook Ale Brewery, Inc. - CFO and COO   [4]
--------------------------------------------------------------------------------
 Cap ex - unless the eastern business increases dramatically - we do hope for increases, obviously, but unless it goes up dramatically we're in good shape through 2004 and expect levels similar to 2002. But certainly lower than they were in 2003.

 Though we do look ahead and see an additional expansion to the Portsmouth facility that could happen in early '05.

--------------------------------------------------------------------------------
 Chris Reynolds,  Neuberger Berman - Analyst   [5]
--------------------------------------------------------------------------------
 Can I ask a quick followup question?

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [6]
--------------------------------------------------------------------------------
 Sure.

--------------------------------------------------------------------------------
 Chris Reynolds,  Neuberger Berman - Analyst   [7]
--------------------------------------------------------------------------------
 You know, the arrangement to distribute Widmer on the East Coast. You've already spent the capital or the bulk of it. Have you articulated what kind of volume increase that you would have? And you know, how would this be reported?

 Because I would think that if you spent the money and you've already established your selling efforts and those activities are probably well formed by now, you would anticipate some increase in your overall reported volume for 2004.
Is that correct? And how should we think about that?

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [8]
--------------------------------------------------------------------------------
 Well, I'll give you a way, Chris (ph), of thinking about that is that we started to hit the ground running in the second quarter. We were adding distribution points through the third quarter.

 So, our first year with Widmer in 2003 was a partial year. For the year 2004 it will be a full year. And it already had a positive impact on the volume in the East Coast, which you know has been an area of some friction over the years because we have the big facility there and we have our sales force. And the volume was too light and it wasn't growing particularly fast.

 So, I follow your question and I think that thinking in terms of the East, which we don't breakout for accounting purposes. We do analyze it, but we don't disclose it because these calls would take too long.

--------------------------------------------------------------------------------
 Chris Reynolds,  Neuberger Berman - Analyst   [9]
--------------------------------------------------------------------------------
 Right.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [10]
--------------------------------------------------------------------------------
 But positive for the East. Now, we're also going to have a partial year phenomenon in entering into this alliance - Craft Brands Alliance. So, there's a fair number of moving parts going on, but I think they are all positive.

--------------------------------------------------------------------------------
 Chris Reynolds,  Neuberger Berman - Analyst   [11]
--------------------------------------------------------------------------------
 Right. Well, OK. OK, thank you.

--------------------------------------------------------------------------------
Operator   [12]
--------------------------------------------------------------------------------
 And your next question is from Ted Brown (ph), private investor.

--------------------------------------------------------------------------------
 Ted Brown,  - Private Investor   [13]
--------------------------------------------------------------------------------
 Hi, Paul.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [14]
--------------------------------------------------------------------------------
 Hi, Ted. How are you?

--------------------------------------------------------------------------------
 Ted Brown,  - Private Investor   [15]
--------------------------------------------------------------------------------
 Listen, you really featured this whole thing about Widmer. Now, here we don't know Widmer for beans. And I'd like to have some idea since they're going to be a very important element here and going in the future.

 I'd like to know - are they are small corporation? Are they privately held? Are they held by a few people? What kind of finances have they got? And the fact that you're mentioning Board agreement almost looks like you're skirting the "M" word, which is OK. But, you know, and does this figure into the big fat $16.2 million problem that we've got and you haven't been talking about?

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [16]
--------------------------------------------------------------------------------
 OK. Let me start ...

--------------------------------------------------------------------------------
 Ted Brown,  - Private Investor   [17]
--------------------------------------------------------------------------------
 One more question, Paul.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [18]
--------------------------------------------------------------------------------
 OK.

--------------------------------------------------------------------------------
 Ted Brown,  - Private Investor   [19]
--------------------------------------------------------------------------------
 Do any of these chaps own Redhook stock? Because it looks like somebody has been sucking it up a bit. And that would be kind of interesting because it would give a little - kind of an idea about their attitude toward Redhook.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [20]
--------------------------------------------------------------------------------
 OK. Ted, the Widmer Brothers - their brewery in Portland in 1984. They are from Oregon. I have known them all the way back to 1984. They are a private company. They have Anheuser-Busch as a minority investor, but virtually all of the other ownership of the company is in that family.

 Kurt and Rob are the brothers. They are very solid people. People that you would - I promise you, you would like these guys. They are brewers first and foremost. They are very well known in the brewing industry by virtue of their leadership in the hefeweizen category.

 Their brewery was recently brewery of the year. Declared brewery of the year in the micro brewery category in the Great American Beer Festival. So, we're dealing with people who we know and people who have a similar point of view about the industry to us. And people with whom you would like to be associated.

 The Widmer brothers to my knowledge have no stock in Redhook Brewery. But the topic is of interest and has been discussed and will be part of the deal as to exactly and to what circumstances and how much they could acquire.

 Now, as far as the A-B deal and the $16 million and the anniversary. You know, the progress that we made on the Widmer Craft Brands Alliance deal was quite dramatic progress in the last few weeks. And rose to the level which required disclosure. And you know, that's why we're disclosing it, obviously.

 The A-B deal, we have made progress. The level of progress was not sufficient to merit inclusion in the press release. So, the distinction is a small one. We definitely have made progress versus where we were last quarter.

 As I said last quarter in this call, the resolution of our agreement with Anheuser-Busch is a top priority for me. And we have been working on it. We have met. We have discussed. We've made progress.

 When the progress is sufficient, we will produce a press release to that effect. Anything else, Ted?

--------------------------------------------------------------------------------
 Ted Brown,  - Private Investor   [21]
--------------------------------------------------------------------------------
 Just my frustration with the fact that no more stores are carrying Redhook in this New Hampshire area that I'm in. And we've had friends that have said oh, the hell with it. They can't get what they want and they buy Sam Adams. And that really frustrates me.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [22]
--------------------------------------------------------------------------------
 Well, that bugs me too because the rubber hits the road at distribution. And I know the area that you're talking about. It's an area of New Hampshire that's influenced - it's influenced by Vermont somewhat. But that particular wholesaler in that area, while he's improved, still has a way to go to catch up with how we're doing down on the coast.

 You know, down in Portsmouth we are a real factor. And we made a lot of progress this year in New Hampshire. But I hear you and it's an area where we want to be a factor.

--------------------------------------------------------------------------------
 Ted Brown,  - Private Investor   [23]
--------------------------------------------------------------------------------
 OK. Well, thank you.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [24]
--------------------------------------------------------------------------------
 You bet.

--------------------------------------------------------------------------------
Operator   [25]
--------------------------------------------------------------------------------
 And your next question is from Fred Malloy (ph), a private investor. Please proceed.

--------------------------------------------------------------------------------
 Fred Malloy,  - Private Investor   [26]
--------------------------------------------------------------------------------
 Good morning, Paul and Dave.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [27]
--------------------------------------------------------------------------------
 Good morning.

--------------------------------------------------------------------------------
 Fred Malloy,  - Private Investor   [28]
--------------------------------------------------------------------------------
 First of all, I'd like to congratulate your management team on the formation of the joint sales and marketing organization. I expect the efficiencies gained to be a positive for both companies.

 How large is Widmer's operations here on the West Coast? I'm familiar with the brand. They're a very popular brand here in the Northwest.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [29]
--------------------------------------------------------------------------------
 The report in the "Oregonian" today described Widmer as a 180,000 barrels plus or minus on the West Coast, which, you know, is similar in size to us in the West. So, you put the two brands together you've got quite a lot of volume relative to our category.

--------------------------------------------------------------------------------
 Fred Malloy,  - Private Investor   [30]
--------------------------------------------------------------------------------
 And can I add one further question on that. What does Widmer do well in marketing and sales? And what do they bring to this? Are there things that they do well in particular?

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [31]
--------------------------------------------------------------------------------
 Yes, Fred (ph), you know, we've had a chance to observe the Widmer operation as competitors. And we've had a chance to work with them in terms of our licensing agreement in the East.

 And the way that I'd answer that question is that I think that they are highly organized. They're focused. They have a very practical approach to the selling and marketing of beer. They have strict cost controls and they have a care about how they spend that I think we're going to learn from.

 I think that without criticizing the way that we've done, we have focused in on building our brands and drawing a line in the sand and protecting volume. And the Widmer organization has done that, candidly, with greater success.

 And so, when we came to the conclusion that it was appropriate to form a joint venture - jointly owned selling and marketing company - the conclusion was that the leadership from Widmer would be the logical leadership for that company.

--------------------------------------------------------------------------------
 Fred Malloy,  - Private Investor   [32]
--------------------------------------------------------------------------------
 Thank you. I don't have any further questions.

--------------------------------------------------------------------------------
Operator   [33]
--------------------------------------------------------------------------------
 And your next question is from Jim Call (ph) of Lombard Securities. Please proceed.

--------------------------------------------------------------------------------
 Jim Call,  Lombard Securities - Analyst   [34]
--------------------------------------------------------------------------------
 Yes, hi Paul and Dave. It looks like we're moving right direction. I'm glad to see that sales picked up. A couple of my questions were already asked. I had two remaining, though.

 Do we have any new product introductions that you can talk about? And how should cash flow - how should we look at cash flow for the year going forward?

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [35]
--------------------------------------------------------------------------------
 OK. As far as new products. No. I think that given our developments here I think that focusing in on what we have is the appropriate first step. As far as looking at cash flow for the coming year, I'm going to defer to David on that.

 But I do want to note that in spite of the challenges that we've had in 2003, you know, you look at the cash balance and it was not bad, in my opinion. And I think that one of the things that is a general characteristic of these capital intensive businesses is that even in adversity they tend to have decent cash flows.

 And the - so, David?

--------------------------------------------------------------------------------
 David Mickelson,  Redhook Ale Brewery, Inc. - CFO and COO   [36]
--------------------------------------------------------------------------------
 Jim, I don't have a lot to add other than what I mentioned before. We aren't contemplating any major capital expenditure programs during 2004. We've done a lot of major preventative maintenance and things throughout the breweries in late '03 that really laid a good groundwork going into '04 and that area.

 So, short of tremendous growth necessitating some acceleration of those cap ex plans, I think you'll see cash flow staying real strong. Plus we're not repurchasing the stock at this time so we don't have that outflow going as well.

--------------------------------------------------------------------------------
 Jim Call,  Lombard Securities - Analyst   [37]
--------------------------------------------------------------------------------
 OK. Depreciation and amortization - that would maybe go up a little bit over 2003 in 2004?

--------------------------------------------------------------------------------
 David Mickelson,  Redhook Ale Brewery, Inc. - CFO and COO   [38]
--------------------------------------------------------------------------------
 I think overall very slightly.

--------------------------------------------------------------------------------
 Jim Call,  Lombard Securities - Analyst   [39]
--------------------------------------------------------------------------------
 Right.

--------------------------------------------------------------------------------
 David Mickelson,  Redhook Ale Brewery, Inc. - CFO and COO   [40]
--------------------------------------------------------------------------------
 Probably stay very similar.

--------------------------------------------------------------------------------
 Jim Call,  Lombard Securities - Analyst   [41]
--------------------------------------------------------------------------------
 OK. And one more question if I may. Do you know what products - could you give me a flavor the products that Widmer - I'm familiar with a couple of them. But do they have any lagers? Or can you go over their product line?

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [42]
--------------------------------------------------------------------------------
 Well, I think that - I don't want to be a spokesman for Widmer. I think that everybody knows that they are the leaders. Really, the inventors of the hefeweizen style in North America.

 I would direct you to their Website.

--------------------------------------------------------------------------------
 Jim Call,  Lombard Securities - Analyst   [43]
--------------------------------------------------------------------------------
 OK.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [44]
--------------------------------------------------------------------------------
 And you'll see that there's a broad range of products. And I could tell you, they're all very tasty.

--------------------------------------------------------------------------------
 David Mickelson,  Redhook Ale Brewery, Inc. - CFO and COO   [45]
--------------------------------------------------------------------------------
 They are also very complimentary to ours. And we've seen in the East how they do blend fairly well. Though, we're just with the hefeweizen, which is far and away their largest brand. But the others are fairly complimentary with ours as well. That's one of the appeals to our arrangement.

--------------------------------------------------------------------------------
 Jim Call,  Lombard Securities - Analyst   [46]
--------------------------------------------------------------------------------
 Looks good. Thanks for your good work.

--------------------------------------------------------------------------------
 David Mickelson,  Redhook Ale Brewery, Inc. - CFO and COO   [47]
--------------------------------------------------------------------------------
 Thank you.

--------------------------------------------------------------------------------
Operator   [48]
--------------------------------------------------------------------------------
 Gentlemen, you have a follow-up question from Ted Brown, private investor. Please proceed.

--------------------------------------------------------------------------------
 Ted Brown,  - Private Investor   [49]
--------------------------------------------------------------------------------
 Thank you. Here I am again. Listen, I think you need to update the Dow Jones PIR profile on Redhook. It hasn't been looked at for a long time and a lot of brokers access this information as do their access a lot of information from Standard & Poor's.

 And either place, Dow Jones or Standard & Poor's and maybe other places, don't really picture the company well and up to date. So, I think in interest of investor - investor relations, I would urge you to update.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [50]
--------------------------------------------------------------------------------
 Thank you. We'll certainly take a look at that.

--------------------------------------------------------------------------------
 Ted Brown,  - Private Investor   [51]
--------------------------------------------------------------------------------
 OK, good.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [52]
--------------------------------------------------------------------------------
 Thanks, Ted.

--------------------------------------------------------------------------------
 Ted Brown,  - Private Investor   [53]
--------------------------------------------------------------------------------
 Thanks.

--------------------------------------------------------------------------------
Operator   [54]
--------------------------------------------------------------------------------
 Ladies and gentlemen, once again, for any questions or comments, please key star then one.

 And gentlemen, there are no more questions from the audio bridge at this time. I would now like to turn the program back to Mr. Shipman for any closing remarks.

--------------------------------------------------------------------------------
 Paul Shipman,  Redhook Ale Brewery, Inc. - President and CEO   [55]
--------------------------------------------------------------------------------
 Well, thank you all for joining us. We'll look forward to a big year this year. And we are anticipating further developments. We'll keep you up to date on Craft Brands Alliance and progress that we make with Anheuser-Busch on the resolution of our anniversary items. Have a great day.

--------------------------------------------------------------------------------
Operator   [56]
--------------------------------------------------------------------------------
 Ladies and gentlemen, thank you for joining today's conference call. This concludes the call and you may now disconnect your lines.





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